Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-256698 on Form N-1A of our report dated November 21, 2025, relating to the financial statements and financial highlights of MML Clinton Limited Term Municipal Fund (formerly known as “MassMutual Clinton Limited Term Municipal Fund”), MML Clinton Municipal Fund (formerly known as “MassMutual Clinton Municipal Fund”), MML Clinton Municipal Credit Opportunities Fund (formerly known as “MassMutual Clinton Municipal Credit Opportunities Fund”), MML Barings Global Floating Rate Fund (formerly known as “MassMutual Global Floating Rate Fund”), and MML Barings Unconstrained Income Fund (formerly known as “MassMutual Global Credit Income Opportunities Fund”), each a series of MassMutual Advantage Funds, appearing in the Form N-CSR of MassMutual Advantage Funds for the year ended September 30, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm,” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 29, 2026